EXHIBIT 32.02
                                 CERTIFICATION
                                 -------------

I, Debi B. Halbert, the Chief Financial Officer of ProFutures, Inc., as General Partner of ProFutures Long/Short Growth Fund, L.P., certify that (i) the Form 10-Q for the quarter ended June 30, 2005 of ProFutures Long/Short Growth Fund, L.P. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q for the quarter ended June 30, 2005 fairly presents, in all material respects, the financial condition and results of operations of ProFutures Long/Short Growth Fund, L.P.

                             PROFUTURES LONG/SHORT GROWTH FUND, L.P.
                             By:  ProFutures, Inc., General Partner

                             By:      /s/ DEBI B. HALBERT
                                      ----------------------------
                                      Debi B. Halbert
                                      Chief Financial Officer
                                      August 12, 2005